Exhibit 4.1

FORM OF

AMENDED AND RESTATED DECLARATION OF TRUST

AND

TRUST AGREEMENT

OF

AIRSHARESTM EU CARBON ALLOWANCES FUND

Dated as of              , 2007

By and Among

XSHARES ADVISORS LLC,

WILMINGTON TRUST COMPANY

and

THE SHAREHOLDERS

from time to time hereunder

SECTION 15.8	Creditors	48
SECTION 15.9	Integration	48
SECTION 15.10	Goodwill; Use of Name	48

EXHIBIT A	Form of Certificate of Trust of AirSharesTM EU Carbon Allowances Fund
EXHIBIT B	Form of Global Certificate
EXHIBIT C	Form of Participant Agreement

AIRSHARESTM EU CARBON ALLOWANCES FUND

AMENDED AND RESTATED DECLARATION OF TRUST

AND TRUST AGREEMENT

This AMENDED AND RESTATED DECLARATION OF TRUST AND TRUST AGREEMENT of AIRSHARESTM EU CARBON ALLOWANCES FUND is made and entered into as of the          day of         , 2007, by and among XSHARES ADVISORS, LLC, a Delaware limited liability company, as sponsor, WILMINGTON TRUST COMPANY, a Delaware banking corporation, as trustee, and the SHAREHOLDERS from time to time hereunder.

WHEREAS, XShares Advisors, LLC and Wilmington Trust Company have heretofore created a Delaware statutory trust pursuant to the Delaware Trust Statute (as hereinafter defined) by entering into a declaration of trust, dated as of August 13, 2007 (the “Original Trust Agreement”), and by executing and filing with the Secretary of State of the State of Delaware the Certificate of Trust; and

WHEREAS, the parties hereto desire to amend and restate the Original Trust Agreement in its entirety and to provide for the matters set forth herein;

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party, hereby amends and restates the Original Trust Agreement in its entirety and agrees as follows:

ARTICLE I

DEFINITIONS; THE TRUST

SECTION 1.1         Definitions. As used in this Trust Agreement, the following terms shall have the following meanings unless the context otherwise requires:

“Administrator” means any Person from time to time engaged to provide administrative services to the Trust pursuant to authority delegated by the Sponsor.

“Affiliate” — An “Affiliate” of a “Person” means (i) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person, (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such Person, (iii) any Person, directly or indirectly, controlling, controlled by or under common control of such Person, (iv) any employee, officer, director, member, manager or partner of such Person, or (v) if such Person is an employee, officer, director, member, manager or partner, any Person for which such Person acts in any such capacity.

“Basket” means a Creation Basket or a Redemption Basket, as the context may require.

“Business Day” means a day other than a day when banks in New York City or London are required or permitted to be closed.

“Capital Contributions” means the amounts of cash contributed and agreed to be contributed to the Trust by any Participant or by the Sponsor, as applicable, in accordance with Article III hereof.

“Carbon Futures Contract” means any futures contract providing for the delivery or receipt at a future date of a specified amount of EUAs at a specified price and delivery point, or any other EUA-related futures contract approved for trading for U.S. persons.

“CE Act” means the Commodity Exchange Act, as amended.

“Certificate of Trust” means the Certificate of Trust of the Trust in the form attached hereto as Exhibit A, filed with the Secretary of State of the State of Delaware pursuant to Section 3810 of the Delaware Trust Statute.

“CFTC” means the United States Commodity Futures Trading Commission.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Commodity Trading Advisor” means any Person from time to time who engages in commodity trading and related activities for the benefit of the Trust pursuant to authority delegated by the Sponsor.

“Continuous Offering Period” means the period following the conclusion of the Initial Offering Period, during which additional Limited Shares may be sold in Baskets pursuant to this Trust Agreement.

“Corporate Trust Office” means the principal office at which at any particular time the corporate trust business of the Trustee is administered, which office at the date hereof is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration.

“Covered Person” means the Trustee, the Sponsor and their respective Affiliates.

“Creation Basket” means a basket of 100,000 Limited Shares, or such greater or lesser number of Limited Shares as the Sponsor may determine from time to time.

“Creation Basket Capital Contribution” means a Capital Contribution made by a Participant in connection with a Purchase Order Subscription Agreement and the creation of a Creation Basket in an amount equal to the product obtained by multiplying (i) the number of Creation Baskets set forth in the relevant Purchase Order Subscription Agreement by (ii) the Net Asset Value Per Basket as of the closing time of NYSE Arca or the last to close of the exchanges on which the Fund’s futures contracts are traded, whichever is later, on the Purchase Order Subscription Date.

“Delaware Trust Statute” means the Delaware Statutory Trust Act, Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801 et seq., as the same may be amended from time to time.

“Depository” means The Depository Trust Company, New York, New York, or such other depository of Limited Shares as may be selected by the Sponsor as specified herein.

“Depository Agreement” means the Letter of Representations from the Sponsor to the Depository, dated as of                     , as the same may be amended or supplemented from time to time.

“Distributor” means any Person from time to time engaged to provide distribution services or related services to the Trust pursuant to authority delegated by the Sponsor.

“DTC” shall have the meaning assigned to such term in Section 3.4(b).

“DTC Participants” shall have the meaning assigned to such term in Section 3.4(c).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“EUA” means an allowance issued under the EU Emissions Trading Scheme, representing the right to emit one metric ton of carbon equivalent during the five-year period from 2008 through 2012.

“Event of Withdrawal” shall have the meaning assigned to such term in Section 13.1(a).

“Exchange” means NYSE Arca or, if the Limited Shares shall cease to be listed on the NYSE Arca and are listed on one or more other exchanges, the exchange on which the Shares are principally traded, as determined by the Sponsor.

“Fiscal Quarter” shall mean each period ending on the last day of each March, June, September and December of each Fiscal Year.

“Fiscal Year” shall have the meaning set forth in Article X hereof.

“General Shares” means the Shares that represent the Sponsor’s Capital Contributions.

“Global Security” means the global certificate or certificates issued to the Depository as provided in the Depository Agreement, each of which shall be in substantially the form attached hereto as Exhibit B.

 “Indirect Participants” shall have the meaning assigned to such term in Section 3.4 (c).

“Initial Offering Period” means the period commencing with the initial effective date of the Prospectus and terminating no later than the [      (    th)] day following such date unless extended for up to an additional ninety (90) days at the sole discretion of the Sponsor.

“Internal Revenue Service” or “IRS” means the U.S. Internal Revenue Service or any successor thereto.

“Limited Owner” means any person or entity who owns Limited Shares.

“Limited Shares” means Shares that represent a Limited Owner’s Capital Contributions.

“Liquidating Trustee” shall have the meaning assigned thereto in Section 13.2.

“Minimum Subscription Amount” shall have the meaning assigned thereto in Section 3.2(c).

“Net Asset Value” at any time means the total assets of the Trust  including, but not limited to, all cash and cash equivalents or other debt securities less total expenses and liabilities of the Trust, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting.

“Net Asset Value Per Basket” means the product obtained by multiplying the Net Asset Value Per Share by the number of Limited Shares comprising a Basket at such time.

“Net Asset Value Per Share” means the Net Asset Value divided by the number of Shares outstanding on the date of calculation.

“NFA” means the National Futures Association.

“Order Cut-Off Time” means 10:00 a.m., New York time, on a Business Day.

“Organization and Offering Expenses” shall have the meaning assigned thereto in Section 4.7(a)(ii).

“Participant” means a Person that is a DTC Participant and has entered into a Participant Agreement which, at the relevant time, is in full force and effect.

“Participant Agreement” means an agreement among the Distributor and a Participant, substantially in the form of Exhibit C hereto, as it may be amended or supplemented from time to time in accordance with its terms.

“Person” means any natural person, partnership, limited liability company, statutory trust, corporation, association, or other legal entity.

“Prospectus” means the final prospectus and disclosure document of the Trust, constituting a part of a Registration Statement, as filed with the SEC and declared effective thereby, as the same may at any time and from time to time be amended or supplemented.

“Purchase Order Subscription Agreement” shall have the meaning assigned thereto in Section 3.3(a)(i).

“Purchase Order Subscription Date” shall have the meaning assigned thereto in Section 3.3(a)(i).

“Reconstituted Trust” shall have the meaning assigned thereto in Section 13.1(a).

“Redemption Basket” means the minimum number of Limited Shares that may be redeemed pursuant to Section 7.1, which shall be the number of Limited Shares constituting a Creation Basket on the relevant Redemption Order Date.

“Redemption Distribution” means the cash to be delivered in satisfaction of a redemption of a Redemption Basket as specified in Section 7.1(c).

“Redemption Order” shall have the meaning assigned thereto in Section 7.1(a).

“Redemption Order Date” shall have the meaning assigned thereto in Section 7.1(b).

“Redemption Settlement Time” shall have the meaning assigned thereto in Section 7.1(d).

“Registration Statement” means a registration statement filed with the SEC on Form S-1, as may be amended or supplemented, pursuant to which the Trust registered the Limited Shares.

 “SEC” means the Securities and Exchange Commission.

“Shareholders” means the Sponsor and all Limited Owners, as holders of Shares, where no distinction is required by the context in which the term is used.

“Shares” means the units of fractional undivided beneficial interest in the profits, losses, distributions, capital and assets of, and ownership of, the Trust, such units collectively the Limited Shares and the General Shares, and individually as the context may require.

“Sponsor” means XShares Advisors LLC, any successor thereto, or any substitute therefor as provided herein.

“Subscribing Participant” means a Participant who has submitted a Purchase Order Subscription Agreement to create one or more Creation Baskets that has not yet been filled or accepted by the Trust.

“Suspended Redemption Order” shall have the meaning assigned thereto in Section 7.1(d).

“Transaction Fee” shall have the meaning assigned thereto in Section 3.3(d).

“Treasury Regulations” means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“Trust” means AirSharesTM EU Carbon Allowances Fund, the Delaware statutory trust formed pursuant to the Certificate of Trust, the business and affairs of which are governed by this Trust Agreement.

“Trust Agreement” means this Amended and Restated Declaration of Trust and Trust Agreement as the same may at any time or from time to time be amended.

“Trustee” means Wilmington Trust Company or any successor thereto as provided herein, acting not in its individual capacity but solely as trustee of the Trust.

“Trust Estate” means all property and cash held by the Trust, and all proceeds therefrom.

SECTION 1.2          Name.

(a)           The name of the Trust shall continue to be “AirSharesTM EU Carbon Allowances Fund” in which name the Trustee and the Sponsor may engage in the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust.

SECTION 1.3          Delaware Trustee; Business Offices.

(a)           The sole Trustee of the Trust is Wilmington Trust Company, which is located at the Corporate Trust Office or at such other address in the State of Delaware as the Trustee may designate in writing to the Sponsor.  The Trustee shall receive service of process on the Trust in the State of Delaware at the foregoing address.  In the event Wilmington Trust Company resigns or is removed as the Trustee, the Trustee of the Trust in the State of Delaware shall be the successor Trustee.

(b)           The principal office of the Trust, and such additional offices as the Sponsor may establish, shall be located at such place or places inside or outside the State of Delaware as the Sponsor may designate from time to time in writing to the Trustee and the Shareholders.  Initially, the principal office of the Trust shall be at 420 Lexington Ave., New York, New York 10170.

SECTION 1.4        Declaration of Trust.  The Trustee hereby acknowledges that the Trust has received the sum of $1,000 in bank accounts in the name of the Trust controlled by the Sponsor from the Sponsor as grantor of the Trust, and hereby declares that it shall hold such sum in trust, upon and subject to the conditions set forth herein for the use and benefit of the Shareholders.  It is the intention of the parties hereto that the Trust shall continue to be a statutory trust under the Delaware Trust Statute and that this Trust Agreement shall constitute the governing instrument of the Trust.  The parties hereto expressly agree that this Trust Agreement completely amends and restates the Original Trust Agreement in its entirety.  It is not the intention of the parties hereto to create a general partnership, limited partnership, limited liability company, joint stock association, corporation, bailment or any form of legal relationship other than a Delaware statutory trust.  Nothing in this Trust Agreement shall be construed to make the Shareholders partners or members of a joint stock association.  Effective as of the date hereof, the Trustee and the Sponsor shall have all of the rights, powers and duties set forth herein and, to the extent not inconsistent with this Trust Agreement, in the Delaware Trust Statute with respect to accomplishing the purposes of the Trust.  The Trustee has filed the certificate of trust required by Section 3810 of the Delaware Trust Statute in connection with the formation of the Trust under the Delaware Trust Statute.

SECTION 1.5        Purposes and Powers.  The purpose and powers of the Trust shall be: (a) directly or indirectly to trade, buy, sell, spread or otherwise acquire, hold or dispose of Carbon Futures Contracts, with a view to achieving investment results which correspond generally, before payment of expenses and liabilities, to the performance of the nearest December expiration exchange traded futures contracts for EUAs;  (b) to enter into any lawful transaction and engage in any lawful activities in furtherance of or incidental to the foregoing purposes; and (c) as determined from time to time by the Sponsor, to engage in any other lawful business or activity for which a statutory trust may be organized under the Delaware Trust Statute.  The Trust shall have all of the powers specified in this Section 1.5 hereof, including, without limitation, all of the powers which may be exercised by a Trustee or Sponsor on behalf of the Trust under this Trust Agreement.

SECTION 1.6        Tax Treatment.  The Sponsor shall make the necessary election to cause the Trust to be treated as a corporation for Federal tax purposes.   The Sponsor shall prepare or cause to be prepared and filed the Trust’s tax returns as an association taxed as a corporation for Federal, state and local tax purposes.  Subject to Section 4.6, the Trust hereby indemnifies, to the full extent permitted by law, the Sponsor from and against any damages or losses (including attorneys’ fees) arising out of or incurred in connection with any action taken or omitted to be taken by it in carrying out its responsibilities under this Section 1.6, provided such action taken or omitted to be taken does not constitute fraud, negligence or misconduct.

SECTION 1.7         General Liability of the Sponsor.

(a)         The Sponsor shall be liable for the acts, omissions, obligations and expenses of the Trust, to the extent not paid out of the assets of the Trust, to the same extent the Sponsor would be so liable if the Trust were a partnership under the Delaware Revised Uniform Limited Partnership Act and the Sponsor were a general partner of such partnership.  The foregoing provision shall not, however, limit the ability of the Sponsor to limit its liability by contract.  The obligations of the Sponsor under this Section 1.7 shall be evidenced by its ownership of the General Shares which, solely for purposes of the Delaware Trust Statute, will be deemed to be a separate class of Shares.

(b)         Subject to Sections 8.1 and 8.3 hereof, no Shareholder, other than the Sponsor, to the extent set forth above, shall have any personal liability for any liability or obligation of the Trust.

SECTION 1.8         Legal Title.  Legal title to all of the Trust Estate shall be vested in the Trust as a separate legal entity; provided, however, that where applicable law in any jurisdiction requires any part of the Trust Estate to be vested otherwise, the Sponsor may cause legal title to the Trust Estate or any portion thereof to be held by or in the name of the Sponsor or any other Person (other than a Shareholder) as nominee.

ARTICLE II

THE TRUSTEE

SECTION 2.1         Term; Resignation.

(a)         Wilmington Trust Company has been appointed and hereby agrees to serve as the Trustee of the Trust.  The Trust shall have only one trustee unless otherwise determined by the Sponsor.  The Trustee shall serve until such time as the Sponsor removes the Trustee or the Trustee resigns and a successor Trustee is appointed by the Sponsor in accordance with the terms of Section 2.5 hereof.

(b)         The Trustee may resign at any time upon the giving of at least 60 days’ advance written notice to the Trust; provided, that such resignation shall not become effective unless and until a successor Trustee shall have been appointed by the Sponsor in accordance with Section 2.5 hereof.  If the Sponsor does not appoint a successor trustee within such sixty (60) day period, the Trustee may apply, at the expense of the Trust, to the Court of Chancery of the State of Delaware for the appointment of a successor Trustee.

SECTION 2.2         Powers. Except to the extent expressly set forth in Section 1.3(a) and this Article II, the duty and authority to manage the business and affairs of the Trust is hereby vested in the Sponsor, which duty and authority the Sponsor may delegate as provided herein, all pursuant to Section 3806(b)(7) of the Delaware Trust Statute.  Notwithstanding any other provision of this Trust Agreement, the Trustee shall not be entitled to exercise any of the powers, nor shall the Trustee have any of the duties and responsibilities, of the Sponsor or the Liquidating Trustee described in this Trust Agreement.  The Trustee shall be a Trustee for the sole and limited purpose of fulfilling the requirements of  Section 3807 of the Delaware Trust Statute.  The Trustee shall have only the rights, obligations and liabilities specifically provided for herein and shall have no implied rights, duties, obligations and liabilities with respect to the business and affairs of the Trust.  The Trustee shall have the power and authority to execute and file certificates as required by the Delaware Trust Statute and to accept service of process on the Trust in the State of Delaware.  The Trustee shall provide prompt notice to the Sponsor of its performance of any of the foregoing.  The Sponsor shall reasonably keep the Trustee informed of any actions taken by the Sponsor with respect to the Trust that would reasonably be expected to affect the rights, obligations or liabilities of the Trustee hereunder or under the Delaware Trust Statute.

SECTION 2.3         Compensation and Expenses of the Trustee. The Trustee shall be entitled to receive from the Sponsor or an Affiliate of the Sponsor (including the Trust) reasonable compensation for its services hereunder as set forth in a separate fee agreement and shall be entitled to be reimbursed by the Sponsor or an Affiliate of the Sponsor (including the Trust) for reasonable out-of-pocket expenses incurred by it in the performance of its duties hereunder, including without limitation, the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder.

SECTION 2.4         Indemnification. The Sponsor agrees (and any additional Sponsor admitted pursuant to Section 4.2(j) will be deemed to agree), whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless Wilmington Trust Company (in its capacity as Trustee and individually) and its successors, assigns, legal representatives, officers, directors, shareholders, employees, agents and servants (the “Indemnified Parties”) from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or any indemnity payments received by the Trustee pursuant to this Section 2.4), claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”), which may be imposed on, incurred by or asserted against the Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee hereunder or thereunder, except for Expenses resulting from the gross negligence or willful misconduct of the Indemnified Parties.  The indemnities contained in this Section 2.4 shall survive the termination of this Trust Agreement or the removal or resignation of the Trustee.  The Indemnified Parties shall not be entitled to indemnification from any Trust Estate.

SECTION 2.5             Successor Trustee. Upon the resignation or removal of the Trustee, the Sponsor shall appoint a successor Trustee by delivering a written instrument to the outgoing Trustee.  Any successor Trustee must satisfy the requirements of Section 3807 of the Delaware Trust Statute.  Any resignation or removal of the Trustee and appointment of a successor Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Sponsor and any fees and expenses due to the outgoing Trustee are paid.  Following compliance with the preceding sentence, the successor Trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Trust Agreement.

SECTION 2.6             Liability of Trustee. Except as otherwise provided in this Article II, in accepting the trust continued hereby, Wilmington Trust Company acts solely as Trustee hereunder and not in its individual capacity, and all Persons having any claim against Wilmington Trust Company by reason of the transactions contemplated by this Trust Agreement and any other agreement to which the Trust is a party shall look only to the Trust Estate for payment or satisfaction thereof; provided, however, that in no event is the foregoing intended to affect or limit the liability of the Sponsor as set forth in Section 1.7 hereof.  The Trustee shall not be liable or accountable hereunder to the Trust or to any other Person or under any other agreement to which the Trust is a party, except for the Trustee’s own gross negligence or willful misconduct.  In particular, but not by way of limitation:

(a)           The Trustee shall have no liability or responsibility for the validity or sufficiency of this Trust Agreement, any agreement contemplated hereunder, or for the form, character, genuineness, sufficiency, value or validity of any Trust Estate or the Shares;

(b)           The Trustee shall not be liable for any actions taken or omitted to be taken by it in accordance with the instructions of the Sponsor or the Liquidating Trustee;

(c)                                 The Trustee shall not have any liability for the acts or omissions of the Sponsor or its delegatees, the Liquidating Trustee, or any other Person;

(d)                                The Trustee shall not have any duty or obligation to supervise the performance of any obligations of the Sponsor or its delegatees or any Participant;

(e)                                 No provision of this Trust Agreement shall require the Trustee to act or expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Trustee shall have reasonable grounds for believing that such action, repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(f)                                   Under no circumstances shall the Trustee be liable for indebtedness evidenced by or other obligations of the Trust arising under this Trust Agreement or any other agreements to which the Trust is a party;

(g)                                The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement, or to appear in, institute, conduct or defend any action or litigation under this Trust Agreement or any other agreements to which the Trust is a party, at the request, order or direction of the Sponsor or the Liquidating Trustee unless the Sponsor or the Liquidating Trustee has offered to Wilmington Trust Company (in its capacity as Trustee and individually) security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by Wilmington Trust Company (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby;

(i)            Notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (x) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (y) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof other than the State of Delaware becoming payable by the Trustee or (z) subject the Trustee to personal jurisdiction, other than in the State of Delaware, for causes of action arising from personal acts unrelated to the consummation of the transactions by the Trustee, as the case may be, contemplated hereby; and

(ii)           To the extent that, at law (common or statutory) or in equity, the Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Shareholders or to any other Person, the Trustee acting under this Trust Agreement shall not be liable to the Trust, the Shareholders or to any other Person for its good faith reliance on the provisions of this Trust Agreement.  The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Trustee otherwise existing at law (common or statutory) or in equity, are agreed by the parties hereto to replace such other duties and liabilities of the Trustee.

(h)           The Trustee shall incur no liability if, by reason of any provision of any present or future law or regulation thereunder, or by any force majeure event, including but not limited to natural disaster, war or other circumstances beyond its reasonable control, the Trustee shall be prevented or forbidden from doing or performing any act or thing which the terms of this Trust Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Trust Agreement.

(i)            The Trustee shall not be required to take any action hereunder or otherwise if the Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Trustee or is contrary to the terms hereof or is otherwise contrary to law.

(j)            Whenever the Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Trust Agreement, or is unsure as to the application, intent, interpretation or meaning of any provision of this Trust Agreement, the Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Sponsor requesting instruction as to the course of action to be adopted, and, to the extent the Trustee acts in good faith in accordance with any such instruction received, the Trustee shall not be liable on account of such action to any Person.  If the Trustee shall not have received appropriate instructions within ten calendar days of sending such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action which is consistent, in its view, with this Trust Agreement, and the Trustee shall have no liability to any Person for any such action or inaction.

SECTION 2.7             Reliance; Advice of Counsel.

(a)           In the absence of bad faith, the Trustee may conclusively rely upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Trust Agreement in determining the truth of the statements and the correctness of the opinions contained therein, and shall incur no liability to anyone in acting on any signature, instrument, notice, resolutions, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties and need not investigate any fact or matter pertaining to or in any such document; provided, however, that the Trustee shall have examined any certificates or opinions so as to reasonably determine compliance of the same with the requirements of this Trust Agreement.  The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect.  As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b)           In the exercise or administration of the Trust hereunder and in the performance of its duties and obligations under this Trust Agreement, the Trustee, at the expense of the Sponsor or an Affiliate of the Sponsor (including the Trust) (i) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care by it.  The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountant or other such Persons.

SECTION 2.8         Payments to the Trustee. Any amounts paid to the Trustee pursuant to this Article shall be deemed not to be a part of the Trust Estate immediately after such payment.

ARTICLE III

SHARES; CAPITAL CONTRIBUTIONS

SECTION 3.1         General.  The Sponsor shall have the power and authority, without Limited Owner approval, to issue Shares from time to time as it deems necessary or desirable.  The number of Shares authorized shall be unlimited, and the Shares so authorized may be represented in part by fractional Shares, calculated to four decimal places.  From time to time, the Sponsor may divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests.  The Sponsor may issue Shares for such consideration and on such terms as it may determine (or for no consideration if pursuant to a Share dividend or split-up), all without action or approval of the Limited Owners.  All Shares when so issued on the terms determined by the Sponsor shall be fully paid and non-assessable.  The Shares initially shall be divided into two classes: General Shares and Limited Shares.  Every Shareholder, by virtue of having purchased or otherwise acquired a Share, shall be deemed to have expressly consented and agreed to be bound by the terms of this Trust Agreement.

SECTION 3.2             Offer of Limited Shares.

(a)           Initial Offering Period.  During the Initial Offering Period, the Trust shall offer Limited Shares to Participants in Creation Baskets pursuant to SEC Rule 415, at an offering price of $25.00 per Limited Share ($2.5 million per Creation Basket), up to a maximum of [TBD] Limited Shares ([$     ]).  The offering shall be made on the terms and conditions set forth in the Prospectus.  The Sponsor shall make such arrangements for the sale of the Limited Shares as it deems appropriate.

(b)           Effect of the Sale of at least [TBD] Limited Shares. In the event that at least [TBD] Limited Shares ([TBD] Creation Baskets) are sold during the Initial Offering Period, the Sponsor will admit all accepted Subscribing Participants pursuant to the Prospectus into the Trust as Limited Owners, by causing such Limited Owners to execute this Trust Agreement, pursuant to the Power of Attorney set forth in the Purchase Order Subscription Agreement, and otherwise in accordance with Sections 3.3 and 3.4 of this Trust Agreement and with the Participant Agreements.

(c)           Effect of the Sale of Less than [TBD] Limited Shares. In the event that at least [TBD] Limited Shares ([TBD] Creation Baskets) (hereinafter referred to as the Minimum Subscription Amount) are not sold during the Initial Offering Period, all proceeds of the sale of Limited Shares, together with any interest earned thereon, will be returned to the Subscribing Participants on a pro rata basis (taking into account the amount and time of deposit), as promptly as practicable but in no event more than seven days after the conclusion of the Initial Offering Period for the Shares.

(d)           Offer of Limited Shares After Initial Offering Period. In the event that the Minimum Subscription Amount or more of the Limited Shares are sold during the Initial Offering Period for the Shares, the Trust may continue to offer Limited Shares to Participants in Creation Baskets and admit additional Limited Owners and/or accept additional contributions from existing Limited Owners, in accordance with Sections 3.3 and 3.4 of this Trust Agreement and the Participant Agreements; provided that all such offers and sales of Shares are in compliance with all applicable securities and other laws.

SECTION 3.3             Procedures for Creation and Issuance of Creation Baskets.

(a)           General. The following procedures, as supplemented by the more detailed procedures specified in the attachment to the Participant Agreement, which may be amended from time to time in accordance with the provisions of the Participant Agreement (and any such amendment will not constitute an amendment of this Trust Agreement), will govern the Trust with respect to the creation and issuance of additional Creation Baskets.  Subject to the limitations upon and requirements for issuance of Creation Baskets stated herein and in such procedures, the number of Creation Baskets which may be issued by the Trust is unlimited.

(i)            On any Business Day, a Participant may submit to the Sponsor or its designee a purchase order and subscription agreement to subscribe for and agree to purchase one or more Creation Baskets (such request by a Participant, a “Purchase Order Subscription Agreement”) in the manner provided in the Participant Agreement. Purchase Order Subscription Agreements must be received by the Order Cut-Off Time on a Business Day (the “Purchase Order Subscription Date”).  The Sponsor or its designee will process Purchase Order Subscription Agreements only from Participants with respect to which the Participant Agreement is in full force and effect.  The Sponsor or its designee will maintain and make available at the Trust’s principal offices during normal business hours a current list of the Participants with respect to which the Participant Agreement is in full force and effect.  The Sponsor or its designee will deliver (or cause to be delivered) a copy of the Prospectus to each Participant prior to its execution and delivery of the Participant Agreement and prior to accepting any Purchase Order Subscription Agreement.

(ii)           Any Purchase Order Subscription Agreement is subject to rejection by the Sponsor or its designee pursuant to Section 3.3(c).

(iii)          After accepting a Participant’s Purchase Order Subscription Agreement, the Sponsor or its designee will issue and deliver Creation Baskets to fill a Participant’s Purchase Order Subscription Agreement as of noon New York time on the Business Day immediately following the Purchase Order Subscription Date, but only if by such time the Sponsor or its designee has received (A) for its own account, the Transaction Fee, and (B) for the account of the Trust the Creation Basket Capital Contribution due from the Participant submitting the Purchase Order Subscription Agreement.

(b)           Deposit with the Depository.  Upon issuing a Creation Basket pursuant to a Purchase Order Subscription Agreement, the Sponsor will cause the Trust to deposit the Creation Basket with the Depository in accordance with the

Depository’s customary procedures, for credit to the account of the Participant that submitted the Purchase Order Subscription Agreement.

(c)           Rejection.  The Sponsor or its designee shall have the absolute right, but shall have no obligation, to reject any Purchase Order Subscription Agreement or Capital Contribution: (i) determined by the Sponsor not to be in proper form; (ii) the acceptance or receipt of which would, in the opinion of counsel to the Sponsor, be unlawful; or (iii) if circumstances outside the control of the Sponsor make it for all practical purposes not feasible to process creations of Creation Baskets.  The Sponsor shall not be liable to any person by reason of the rejection of any Purchase Order Subscription Agreement or Creation Basket Capital Contribution.

(d)           Transaction Fee.  A non-refundable transaction fee will be payable by a Participant to the Sponsor for its own account in connection with each Purchase Order Subscription Agreement pursuant to this Section 3.3 and in connection with each Redemption Order of such Participant pursuant to Section 7.1 (each a “Transaction Fee”).  The Transaction Fee charged in connection with each such creation and redemption shall be initially [$    ], but may be changed as provided below.  Even though a single Purchase Order Subscription Agreement or Redemption Order may relate to multiple Creation Baskets, only a single Transaction Fee will be due for each Purchase Order or Redemption Order.  The Transaction Fee may subsequently be waived, modified, reduced, increased or otherwise changed by the Sponsor, but will not in any event exceed [    %] of the Net Asset Value Per Basket at the time of creation of a Creation Basket or redemption of a Redemption Basket, as the case may be.  The Sponsor shall notify the Depository of any agreement to change the Transaction Fee and shall not implement any increase for redemptions of outstanding Shares until [   ] days after the date of that notice.

(e)           Global Certificate Only. Certificates for Creation Baskets will not be issued, other than the Global Security issued to the Depository.  So long as the Depository Agreement is in effect, Creation Baskets will be issued and redeemed and Limited Shares will be transferable solely through the book-entry systems of the Depository and the DTC Participants and their Indirect Participants as more fully described in Section 3.4.  The Depository may determine to discontinue providing its service with respect to Creation Baskets and Limited Shares by giving notice to the Sponsor pursuant to and in conformity with the provisions of the Depository Agreement and discharging its responsibilities with respect thereto under applicable law.  Under such circumstances, the Sponsor shall take action either to find a replacement for the Depository to perform its functions at a comparable cost and on terms acceptable to the Sponsor or, if such a replacement is unavailable, to terminate the Trust.

SECTION 3.4             Book-Entry-Only System, Global Security.

(a)           Global Security. The Trust and the Sponsor will enter into the Depository Agreement pursuant to which the Depository will act as securities depository for Limited Shares.  Limited Shares will be represented by the Global Security (which may consist of one or more certificates as required by the Depository), which will be registered, as the Depository shall direct, in the name of Cede & Co., as nominee for the Depository and deposited with, or on behalf of, the Depository.  No other certificates evidencing Limited Shares will be issued.  The Global Security shall be in the form attached hereto as Exhibit B and shall represent such Limited Shares as shall be specified therein, and may provide that it shall represent the aggregate amount of outstanding Limited Shares from time to time endorsed thereon and that the aggregate amount of outstanding Limited Shares represented thereby may from time to time be increased or decreased to reflect creations or redemptions of Baskets.  Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of outstanding Limited Shares represented thereby shall be made in such manner and upon instructions given by the Sponsor on behalf of the Trust as specified in the Depository Agreement.

(b)           Legend.  Any Global Security issued to The Depository Trust Company or its nominee shall bear a legend substantially to the following effect: “Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is required by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.”

(c)           The Depository.  The Depository has advised the Trust and the Sponsor as follows: The Depository is a limited-purpose trust company organized under the laws of the State of New York, a member of the U.S. Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.  The Depository was created to hold securities of its participants (the “DTC Participants”) and to facilitate the clearance and settlement of securities transactions among the DTC Participants in such securities through electronic book-entry changes in accounts of the DTC Participants, thereby eliminating the need for physical movement of securities certificates.  DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Depository.  Access to the Depository’s system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (“Indirect Participants”).

(d)           Beneficial Owners.  As provided in the Depository Agreement, upon the settlement date of any creation, transfer or redemption of Limited Shares, the Depository will credit or debit, on its book-entry registration and transfer system, the number of Limited Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants.  The accounts to be credited and charged shall be designated by the Sponsor on behalf of the Trust and each Participant, in the case of a creation or redemption of Baskets.  Ownership of beneficial interest in Limited Shares will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants.  Owners of beneficial interests in Limited Shares will be shown on, and the transfer of beneficial ownership by Limited Owners will be effected only through, in the case of DTC Participants, records maintained by the Depository and, in the case of Indirect Participants and Limited Owners holding through a DTC Participant or an Indirect Participant, through those records or the records of the relevant DTC Participants.  Limited Owners are expected to receive, from or through the broker or bank that maintains the account through which the Limited Owner has purchased Limited Shares, a written confirmation relating to their purchase of Limited Shares.

(e)           Reliance on Procedures. So long as Cede & Co., as nominee of the Depository, is the registered owner of Limited Shares, references herein to the registered or record owners of Limited Shares shall mean Cede & Co. and shall not mean the Limited Owners.  Limited Owners will not be entitled to have Limited Shares registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered the record or registered holder of Limited Shares under this Trust Agreement.  Accordingly, to exercise any rights of a holder of Limited Shares under the Trust Agreement, a Limited Owner must rely on the procedures of the Depository and, if such Limited Owner is not a DTC Participant, on the procedures of each DTC Participant or Indirect Participant through which such Limited Owner holds its interests.  The Trust and the Sponsor understand that under existing industry practice, if the Trust requests any action of a Limited Owner, or a Limited Owner desires to take any action that the Depository, as the record owner of all outstanding Limited Shares, is entitled to take, in the case of a Trust request, the Depository will notify the DTC Participants regarding such request, such DTC Participants will in turn notify each Indirect Participant holding Limited Shares through it, with each successive Indirect Participant continuing to notify each person holding Limited Shares through it until the request has reached the Limited Owner, and in the case of a request or authorization to act being sought or given by a Limited Owner, such request or authorization is given by the Limited Owner and relayed back to the Trust through each Indirect Participant and DTC

Participant through which the Limited Owner’s interest in the Limited Shares is held.

(f)            Communication between the Trust and the Limited Owners. As described above, the Trust will recognize the Depository or its nominee as the owner of all Limited Shares for all purposes except as expressly set forth in this Trust Agreement.  Conveyance of all notices, statements and other communications to Limited Owners will be effected as follows. Pursuant to the Depository Agreement, the Depository is required to make available to the Trust upon request and for a fee to be charged to the Trust a listing of the Limited Share holdings of each DTC Participant.  The Trust shall inquire of each such DTC Participant as to the number of Limited Owners, directly or indirectly, through such DTC Participant.  The Trust shall provide each such DTC Participant with sufficient copies of such notice, statement or other communication, in such form, number and at such place as such DTC Participant may reasonably request, in order that such notice, statement or communication may be transmitted by such DTC Participant, directly or indirectly, to such Limited Owners.  In addition, the Trust shall pay to each such DTC Participant an amount as reimbursement for the expenses attendant to such transmittal, all subject to applicable statutory and regulatory requirements.

(g)           Distributions. While the Sponsor does not currently intend to cause the Trust to make distributions, any distributions on Limited Shares pursuant to Section 3.9 would be made to the Depository or its nominee, Cede & Co., as the registered owner of all Limited Shares.  The Trust and the Sponsor expect that the Depository or its nominee, upon receipt of any payment of distributions in respect of Limited Shares, shall credit immediately DTC Participants’ accounts with payments in amounts proportionate to their respective beneficial interests in Limited Shares as shown on the records of the Depository or its nominee.  The Trust and the Sponsor also expect that payments by DTC Participants to Indirect Participants and Limited Owners held through such DTC Participants and Indirect Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in a “street name,” and will be the responsibility of such DTC Participants and Indirect Participants.  None of the Trust, the Trustee or the Sponsor will have any responsibility or liability for any aspects of the records relating to or notices to Limited Owners, or payments made on account of beneficial ownership interests in Limited Shares, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depository and the DTC Participants or the relationship between such DTC Participants and the Indirect Participants and Limited Owners owning through such DTC Participants or Indirect Participants or between or among the Depository, any Limited Owner and any person by or through which such Limited Owner is considered to own Limited Shares.

(h)           Limitation of Liability. The Global Security to be issued hereunder is executed and delivered solely on behalf of the Trust by the Sponsor, as Sponsor, in the exercise of the powers and authority conferred and vested in it by this Trust Agreement.  The representations, undertakings and agreements made on the part of the Trust in the Global Security are made and intended not as personal representations, undertakings and agreements by the Sponsor or the Trustee, but are made and intended for the purpose of binding only the Trust.  Nothing in the Global Security shall be construed as creating any liability on the Sponsor or the Trustee, individually or personally, to fulfill any representation, undertaking or agreement other than as provided in this Trust Agreement.

(i)            Successor Depository.  If a successor to The Depository Trust Company shall be employed as Depository hereunder, the Trust and the Sponsor shall establish procedures acceptable to such successor with respect to the matters addressed in this Section 3.4.

SECTION 3.5          Escrow Agreement. All proceeds from the sale of Limited Shares offered pursuant to the Prospectus shall be deposited in an interest bearing escrow account with an escrow agent to be selected by the Sponsor until the conclusion of the Initial Offering Period.  In the event subscriptions for at least [              ] Shares are received and accepted during the Initial Offering Period, all interest earned on the proceeds of subscriptions from accepted Subscribing Participants for Limited Shares during its Initial Offering Period will be contributed to the Trust, for which the Limited Owners will receive additional Shares on a pro rata basis (taking into account time and amount of deposit).

SECTION 3.6          Termination of the Trust. If the minimum number of Shares being offered are not sold during the Initial Offering Period, then the Trust shall be dissolved and terminated in accordance with Article XIII.

SECTION 3.7          Assets.  All consideration received by the Trust for the issue or sale of Shares together with all of the Trust Estate in which such consideration is invested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, shall belong to the Trust for all purposes, subject only to the rights of creditors of the Trust and except as may otherwise be required by applicable tax laws, and shall be so recorded upon the books of account of the Trust.

SECTION 3.8          Liabilities.  The Trust Estate shall be charged with the liabilities of the Trust, and all expenses, costs, charges and reserves attributable to the Trust.

SECTION 3.9          Distributions.

(a)           The Sponsor does not currently intend to cause the Trust to make distributions.  However, distributions on Shares may be paid with such frequency as the Sponsor may determine, which may be daily or otherwise, to the Shareholders, from such of the income and capital gains, accrued or realized, from the Trust Estate, after providing for actual and accrued liabilities.  All distributions on Shares thereof shall be distributed pro rata to the Shareholders in proportion to the total outstanding Shares held by such Shareholders at the date and time of record established for the payment of such distribution and in accordance with Section 3.4(g).  Such distributions may be made in cash or Shares as determined by the Sponsor or pursuant to any program that the Sponsor may have in effect at the time for the election by each Shareholder of the mode of the making of such distribution to that Shareholder.

(b)           The Shares shall represent Shares of beneficial interest in the Trust Estate. In the event of a distribution, each Shareholder shall be entitled to receive its pro rata share of distributions of income and capital gains in accordance with Section 3.9(a).

SECTION 3.10        Voting Rights. Notwithstanding any other provision hereof, on each matter submitted to a vote of the Shareholders, each Shareholder shall be entitled to a proportionate vote based upon the number of Shares, or fraction thereof, standing in its name on the books of the Trust in accordance with Section 3.4(g).

SECTION 3.11        Equality. Except as provided herein, all Shares shall represent an equal proportionate beneficial interest in the assets of the Trust subject to the liabilities of the Trust, and each Share shall be equal to each other Share.  The Sponsor may from time to time divide or combine the Shares into a greater or lesser number of Shares without thereby changing the proportionate beneficial interest in the assets of the Trust or in any way affecting the rights of Shareholders.

ARTICLE IV

THE SPONSOR

SECTION 4.1          Management of the Trust.  Pursuant to Section 3806(b)(7) of the Delaware Trust Statute, the Trust shall be managed by the Sponsor and the conduct of the Trust’s business shall be controlled and conducted solely by the Sponsor in accordance with this Trust Agreement.

SECTION 4.2          Authority of Sponsor.  In addition to and not in limitation of any rights and powers conferred by law or other provisions of this Trust Agreement, and except as limited, restricted or prohibited by the express provisions of this Trust Agreement or the Delaware Trust Statute, the Sponsor shall have and may exercise on behalf of the Trust, all powers and rights necessary, proper, convenient or advisable to effectuate and carry out the purposes, business and objectives of the Trust, which shall include, without limitation, the following:

(a)           To enter into, execute, deliver and maintain, and to cause the Trust to perform its obligations under, contracts, agreements and any or all other documents and instruments, and to do and perform all such things as may be in furtherance of Trust purposes or necessary or appropriate for the offer and sale of the Shares and the conduct of Trust activities;

(b)           To establish, maintain, deposit into, sign checks and/or otherwise draw upon accounts on behalf of the Trust with appropriate banking and savings institutions, and execute and/or accept any instrument or agreement incidental to the Trust’s business and in furtherance of its purposes, any such instrument or agreement so executed or accepted by the Sponsor in the Sponsor’s name shall be deemed executed and accepted on behalf of the Trust by the Sponsor;

(c)           To deposit, withdraw, pay, retain and distribute the Trust Estate or any portion thereof in any manner consistent with the provisions of this Trust Agreement;

(d)           To supervise the preparation and filing of the Registration Statement and supplements;

(e)           To adopt disclosure and financial reporting information gathering and control policies and procedures;

(f)            To make any necessary determination or decision in connection with the preparation of the Trust’s financial statements and amendments thereto, and the Prospectus;

(g)           To prepare, file and distribute, if applicable, any periodic reports or updates that may be required under the Securities Exchange Act of 1934, the CE Act, or the rules and regulations thereunder;

(h)           To pay or authorize the payment of distributions to the Shareholders and expenses of the Trust;

(i)            To make any elections on behalf of the Trust under the Code, or any other applicable U.S. federal or state tax law as the Sponsor shall determine to be in the best interests of the Trust; and

(j)            In the sole discretion of the Sponsor, to admit an Affiliate or Affiliates of the Sponsor as additional Sponsors.

SECTION 4.3          Obligations of the Sponsor.  In addition to the obligations expressly provided by the Delaware Trust Statute or this Trust Agreement, the Sponsor shall:

(a)           devote such of its time to the business and affairs of the Trust as it shall, in its discretion exercised in good faith, determine to be necessary to conduct the business and affairs of the Trust for the benefit of the Trust and the Limited Owners;

(b)           execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

(c)           appoint and remove independent public accountants to audit the accounts of the Trust;

(d)           employ attorneys to represent the Trust;

(e)           adopt, implement or amend, from time to time, such disclosure and financial reporting information gathering and control policies and procedures as are necessary or desirable to ensure compliance with applicable disclosure and financial reporting obligations under any applicable securities laws;

(f)            use its best efforts to maintain the status of the Trust as a “statutory trust” for state law purposes;

(g)           have fiduciary responsibility for the safekeeping and use of the Trust Estate, whether or not in the Sponsor’s immediate possession or control;

(h)           enter into a Distribution Agreement with the Distributor and discharge the duties and responsibilities of the Trust and the Sponsor thereunder;

(i)            receive from Participants and process, or cause the Distributor to process, properly submitted Purchase Order Subscription Agreements, as described in Section 3.3(a)(i);

(j)            in connection with Purchase Order Subscription Agreements, receive Creation Basket Capital Contributions from Participants;

(k)           in connection with Purchase Order Subscription Agreements, deliver or cause the delivery of Creation Baskets to the Depository for the account of the Participant submitting a Purchase Order Subscription Agreement for which the Sponsor has received the requisite Transaction Fee and the Trust has received the requisite Capital Contribution, as described in Section 3.3(d);

(l)            receive from Participants and process, or cause the Distributor to process, properly submitted Redemption Orders, as described in Section 7.1(a), or as may from time to time be permitted by Section 7.2;

(m)          in connection with Redemption Orders, receive from the redeeming Participant through the Depository, and thereupon cancel or cause to be cancelled, Limited Shares corresponding to the Redemption Baskets to be redeemed as described in Section 7.1, or as may from time to time be permitted by Section 7.2;

(n)           interact with the Depository as required;

(o)           make any necessary determination or decision in connection with the preparation of the financial statements of the Trust; and

(p)           delegate those of its duties hereunder as it shall determine from time to time to one or more Administrators or Commodity Trading Advisors; provided, however, any such delegatee shall be required to provide supporting documentation to the Sponsor, as to the applicable disclosure and financial reporting controls and procedures used by such delegate with respect to the functions delegated by the Sponsor to such delegatee.

SECTION 4.4          Liability of Covered Persons.  A Covered Person shall have no liability to the Trust or to any Shareholder or other Covered Person for any loss suffered by the Trust which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust and such course of conduct did not constitute negligence (and in the case of the Trustee, gross negligence) or misconduct of such Covered Person.  Subject to the foregoing, neither the Sponsor nor any other Covered Person shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Shareholder or assignee thereof, it being expressly agreed that any such return of capital or profits made pursuant to this Trust Agreement shall be made solely from the assets of the Trust without any rights of contribution from the Sponsor or any other Covered Person.  A Covered Person shall not be liable for the conduct or misconduct of any Administrator or other delegatee selected by the Sponsor with reasonable care, provided, however, that the Trustee and its Affiliates shall not, under any circumstances be liable for the conduct or misconduct of any Administrator or other delegatee or any other Person selected by the Sponsor to provide services to the Trust.

SECTION 4.5          Fiduciary Duty.

(a)           To the extent that, at law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Shareholders or to any other Person, the Sponsor acting under this Trust Agreement shall not be liable to the Trust, the Shareholders or to any other Person for its good faith reliance on the provisions of this Trust Agreement subject to the standard of care in Section 4.4 herein.  The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Sponsor otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of the Sponsor.  Any material changes in the Trust’s basic investment policies or structure shall occur only upon the written approval or affirmative vote of Limited Owners holding a majority (over 50%) of the Shares, excluding Shares held by the Sponsor and its Affiliates, of the Trust pursuant to Section 11.1(a) below.

(b)           Unless otherwise expressly provided herein:

(i)            whenever a conflict of interest exists or arises between the Sponsor or any of its Affiliates, on the one hand, and the Trust or any Shareholder or any other Person, on the other hand; or

(ii)           whenever this Trust Agreement or any other agreement contemplated herein or therein provides that the Sponsor shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust, any Shareholder or any other Person, the Sponsor shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles.  In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor shall not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

(c)           The Sponsor and any Affiliate of the Sponsor may engage in or possess an interest in other profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Trust and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to the Sponsor.  If the Sponsor acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Trust, it shall have no duty to communicate or offer such opportunity to the Trust, and the Sponsor shall not be liable to the Trust or to the Shareholders for breach of any fiduciary or other duty by reason of the fact that the Sponsor pursues or acquires for, or directs such opportunity to another Person or does not communicate such opportunity or information to the Trust.  Neither the Trust nor any Shareholder shall have any rights or obligations by virtue of this Agreement or the trust relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Trust, shall not be deemed wrongful or improper.  Except to the extent expressly provided herein, the Sponsor may engage or be interested in any financial or other transaction with the Trust, the Shareholders or any Affiliate of the Trust or the Shareholders.

SECTION 4.6          Indemnification of the Sponsor.

(a)           The Sponsor shall be indemnified by the Trust against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that (i) the Sponsor was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of negligence, misconduct, or a breach of this Trust Agreement on the part of the Sponsor and (ii) any such indemnification will only be recoverable from the Trust Estate.  All rights to indemnification permitted herein and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against the Sponsor.  The source of payments made in respect of indemnification under this Trust Agreement shall be the assets of the Trust.

(b)           Notwithstanding the provisions of Section 4.6(a) above, the Sponsor and any Person acting as broker-dealer for the Trust shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

(c)           The Trust shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

(d)           Expenses incurred in defending a threatened or pending civil, administrative or criminal action suit or proceeding against the Sponsor shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust; (ii) the legal action is initiated by a third party who is not a Limited Owner or the legal action is initiated by a Limited Owner and a court of competent jurisdiction specifically approves such advance; and (iii) the Sponsor undertakes to repay the advanced funds with interest to the Trust in cases in which it is not entitled to indemnification under this Section 4.6.

(e)           The term “Sponsor” as used only in this Section 4.6 shall include, in addition to the Sponsor, any other Covered Person performing services on behalf of the Trust and acting within the scope of the Sponsor’s authority as set forth in this Trust Agreement.

(f)            In the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any Limited Owner’s (or assignee’s) obligations or liabilities unrelated to Trust business, such Limited Owner (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Trust for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

SECTION 4.7          Expenses and Limitations Thereon.

(a)           (i)  The Sponsor or an Affiliate of the Sponsor shall be responsible for the payment of all Organization and Offering Expenses incurred in connection with the creation of the Trust and sale of Shares.

(ii)           “Organization and Offering Expenses” shall mean those expenses incurred in connection with the formation, qualification and registration of the Trust and the Shares and in offering, distributing and processing the Shares under applicable U.S. federal and state law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Trust or the initial and continuous offering of the Shares, including, but not limited to, expenses such as: (i) initial and ongoing registration fees, filing fees, escrow fees and taxes, (ii) costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the Exhibits thereto and the Prospectus during the Initial Offering Period and the Continuous Offering Period, (iii) the costs of qualifying, printing, (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Shares during the Initial Offering Period and the Continuous Offering Period, (iv) travel, telegraph, telephone and other expenses in connection with the offering and issuance of the Shares during the Initial Offering Period and the Continuous Offering Period, (v) accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith, and (vi) any extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any permitted indemnification associated therewith) related thereto.

(b)           Except as set forth in Article II, all ongoing charges, costs and expenses of the Trust’s operation shall be billed to and/or paid by the Trust.  Such costs and expenses shall include, but not limited to, the routine expenses associated with (i) preparation of monthly, quarterly, annual and other reports required by applicable U.S. federal and state regulatory authorities; (ii) preparing, printing and transmitting reports to

Shareholders; (iii) the payment of any distributions related to redemption of Shares; (iv) routine services of the Trustee, legal counsel and independent accountants; (v) routine accounting and bookkeeping services, whether performed by an outside service provider or by Affiliates of the Sponsor; (vi) postage and insurance; (vii) client relations and services; (viii) computer equipment and system maintenance; (ix) the Management Fee; (x) the payment of all federal, state, local or foreign taxes payable on the income, assets or operations of the Trust and the preparation of all tax returns related thereto; and (xi) extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto).

(c)           The Sponsor or any Affiliate of the Sponsor may only be reimbursed for the actual cost to the Sponsor or such Affiliate of any expenses which it advances on behalf of the Trust for which payment the Trust is responsible.  In addition, payment to the Sponsor or such Affiliate for indirect expenses incurred in performing services for the Trust in its capacity as the Sponsor of the Trust, such as salaries and fringe benefits of officers and directors, rent or depreciation, utilities and other administrative items generally falling within the category of the Sponsor’s “overhead,” is prohibited.

SECTION 4.8          Compensation to the Sponsor. The Sponsor shall be entitled to compensation for its services as Sponsor of the Trust as set forth in the Prospectus.

SECTION 4.9          Other Business of Shareholders. Except as otherwise specifically provided herein, any of the Shareholders and any shareholder, officer, director, employee or other person holding a legal or beneficial interest in an entity which is a Shareholder, may engage in or possess an interest in other business ventures of every nature and description, independently or with others, and the pursuit of such ventures, even if competitive with the business of the Trust, shall not be deemed wrongful or improper.

SECTION 4.10        Voluntary Withdrawal of the Sponsor. The Sponsor may withdraw voluntarily as the Sponsor of the Trust only upon one hundred and twenty (120) days’ prior written notice to all Limited Owners and the Trustee.  If the withdrawing Sponsor is the last remaining Sponsor, Limited Owners holding a majority (over 50%) of the Shares (not including Shares held by the Sponsor or its Affiliates) may vote to elect and appoint, effective as of a date on or prior to the withdrawal, a successor Sponsor who shall carry on the business of the Trust.  In the event of its withdrawal, the Sponsor shall be entitled to a redemption of its Shares at the Net Asset Value.  If the Sponsor withdraws and a successor Sponsor is named, the withdrawing Sponsor shall pay all expenses as a result of its withdrawal.

SECTION 4.11        Authorization of Registration Statements. Each Limited Owner (or any permitted assignee thereof) hereby agrees that the Sponsor is authorized to execute, deliver and perform the agreements, acts, transactions and matters contemplated hereby or described in or contemplated by the Registration Statements on behalf of the Trust without any further act, approval or vote of the Limited Owners of the Trust, notwithstanding any other provision of this Trust Agreement, the Delaware Trust Statute or any applicable law, rule or regulation.

SECTION 4.12        Litigation.  The Sponsor is hereby authorized to prosecute, defend, settle or compromise actions or claims at law or in equity as may be necessary or proper to enforce or protect the Trust’s interests.  The Sponsor shall satisfy any judgment, decree or decision of any court, board or authority having jurisdiction or any settlement of any suit or claim prior to judgment or final decision thereon, first, out of any insurance proceeds available therefor, next, out of the Trust’s assets and, thereafter, out of the assets (to the extent that it is permitted to do so under the various other provisions of this Agreement) of the Sponsor.

ARTICLE V

TRANSFERS OF SHARES

SECTION 5.1          General Prohibition. A Limited Owner may not sell, assign, transfer or otherwise dispose of, or pledge, hypothecate or in any manner encumber any or all of his Shares or any part of his right, title and interest in the capital or profits in the Trust except as permitted in this Article V and any act in violation of this Article V shall not be binding upon or recognized by the Trust (regardless of whether the Sponsor shall have knowledge thereof), unless approved in writing by the Sponsor.

SECTION 5.2          Transfer of Sponsor’s General Shares.

(a)           Upon an Event of Withdrawal (as defined in Section 13.1), the Sponsor’s General Shares shall be purchased by the Trust for a purchase price in cash equal to the Net Asset Value thereof.  The Sponsor will not cease to be a Sponsor of the Trust merely upon the occurrence of its making an assignment for the benefit of creditors, filing a voluntary petition in bankruptcy, filing a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, filing an answer or other pleading admitting or failing to contest material allegations of a petition filed against it in any proceeding of this nature or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator for itself or of all or any substantial part of its properties.

(b)           To the full extent permitted by law, and on sixty (60) days’ prior written notice to the Limited Owner and the Trustee, of their right to vote thereon, if the transaction is other than with an Affiliate, nothing in this Trust Agreement shall be deemed to prevent the merger of the Sponsor with another corporation or other entity, the reorganization of the Sponsor into or with any other corporation or other entity, the transfer of all the capital stock of the Sponsor or the assumption of the rights, duties and liabilities of the Sponsor by, in the case of a merger, reorganization or consolidation, the surviving corporation or other entity by operation of law or the transfer of the Sponsor’s Shares to an Affiliate of the Sponsor. Without limiting the foregoing, none of the transactions referenced in the preceding sentence shall be deemed to be a voluntary withdrawal for purposes of Section 4.10 or an Event of Withdrawal or assignment of Shares for purposes of Sections 5.2(a) or 5.2(c).

(c)           Upon assignment of all of its Shares, the Sponsor shall not cease to be a Sponsor of the Trust, or to have the power to exercise any rights or powers as a Sponsor, or to have liability for the obligations of the Trust under Section 1.7 hereof, until an additional Sponsor, who shall carry on the business of the Trust, has been admitted to the Trust.

SECTION 5.3          Transfer of Limited Shares.  Limited Owners that are not DTC Participants may transfer Limited Shares by instructing the DTC Participant or Indirect Participant holding the Limited Shares for such Limited Owner in accordance with standard securities industry practice.  Limited Owners that are DTC Participants may transfer Limited Shares by instructing the Depository in accordance with the rules of the Depository and standard securities industry practice.

ARTICLE VI

RESERVED

SECTION 6.1	Reserved.

ARTICLE VII

REDEMPTIONS

SECTION 7.1          Redemption of Redemption Baskets. The following procedures, as supplemented by the more detailed procedures specified in the attachment to the Participant Agreement, which may be amended from time to time in accordance with the provisions of the Participant Agreement (and any such amendment will not constitute an amendment of this Trust Agreement), will govern the Trust with respect to the redemption of Redemption Baskets.

(a)           On any Business Day, a Participant with respect to which a Participant Agreement is in full force and effect (as reflected on the list maintained by the Sponsor pursuant to Section 3.3(a)(i)) may redeem one or more Redemption Baskets standing to the credit of the Participant on the records of the Depository by delivering a request for redemption to the Sponsor (such request, a “Redemption Order”) in the manner specified in the procedures specified in the attachment to the Participant Agreement, as amended from time to time in accordance with the provisions of the Participant Agreement (and any such amendment will not constitute an amendment of this Agreement).

(b)           To be effective, a Redemption Order must be submitted on a Business Day by the Order Cut-Off Time in form satisfactory to the Sponsor (the Business Day on which the Redemption Order is so submitted, the “Redemption Order Date”).  The Sponsor shall reject any Redemption Order the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, and the Sponsor shall have no liability to any person for rejecting a Redemption Order in such circumstances.

(c)           Subject to deduction of any tax or other governmental charges due thereon, the redemption distribution (“Redemption Distribution”) shall consist of cash in an amount equal to the product obtained by multiplying (i) the number of Redemption Baskets set forth in the relevant Redemption Order by (ii) the Net Asset Value Per Basket as of the closing time of the Exchange or the last to close of the exchanges on which the Fund’s futures contracts are traded, whichever is later, on the Redemption Order Date.

(d)           By noon, New York time, on the Business Day immediately following the Redemption Order Date (the “Redemption Settlement Time”), if the Distributor’s account at the Depository has by noon, New York time, on such day been credited with the Redemption Baskets being tendered for redemption and the Sponsor has by such time received the Transaction Fee, the Sponsor shall deliver the Redemption Distribution through the Depository to the account of the Participant as recorded on the book entry system of the Depository.  If by such Redemption Settlement Time the Sponsor has not received from a redeeming Participant all Redemption Baskets comprising the Redemption Order, the Sponsor will (i) settle the Redemption Order to the extent of whole Redemption Baskets received from the Participant with the Transaction Fee and (ii) keep the redeeming Participant’s Redemption Order open until noon, New York time, on the first Business Day following the Redemption Settlement Date as to the balance of the Redemption Order (such balance, the “Suspended Redemption Order”).  If the Redemption Basket(s) comprising the Suspended Redemption Order are credited to the Distributor’s account at the Depository by noon, New York time, on such following Business Day, the Redemption Distribution with respect to the Suspended Redemption Order shall be paid in the manner provided in the second preceding sentence.  If by such Redemption Settlement Time the Sponsor has not received from the redeeming Participant all Redemption Baskets comprising the Suspended Redemption Order, the Sponsor will settle the Suspended Redemption Order to the extent of whole Redemption Baskets then received and any balance of the Suspended Redemption will be cancelled.  Notwithstanding the foregoing, when and under such conditions as the Sponsor may from time to time determine, the Sponsor shall be authorized to deliver the Redemption Distribution notwithstanding that a Redemption Basket has not been credited to the Distributor’s account at the Depository if the Participant has collateralized its obligation to deliver the Redemption Basket on such terms as the Sponsor may, in its sole discretion, from time to time agree.

(e)           The Sponsor may, in its discretion, suspend the right of redemption, or postpone the Redemption Settlement Date, (i) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading is suspended or restricted; (ii) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of the Trust’s assets is not reasonably practicable; or (iii) for such other period as the Sponsor determines to be necessary for the protection of Limited Owners.  The Sponsor is not liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

(f)            Redemption Baskets effectively redeemed pursuant to the provisions of this Section 7.1 shall be cancelled by the Trust in accordance with the Depository’s procedures, and no longer be deemed outstanding for purposes of this Trust Agreement and the Delaware Trust Statute.

(g)           Baskets may not be redeemed during the Initial Offering Period.

SECTION 7.2          Other Redemption Procedures. The Sponsor from time to time may, but shall have no obligation to, establish procedures with respect to redemption of Limited Shares in lot sizes smaller than the Redemption Basket and permitting the Redemption Distribution to be in a form, and delivered in a manner, other than that specified in Section 7.1.

ARTICLE VIII

THE LIMITED OWNERS

SECTION 8.1          No Management or Control; Limited Liability; Exercise of Rights through DTC. The Limited Owners shall not participate in the management or control of the Trust’s business nor shall they transact any business for the Trust or have the power to sign for or bind the Trust, said power being vested solely and exclusively in the Sponsor.  Except as provided in Section 8.3 hereof, no Limited Owner shall be bound by, or be personally liable for, the expenses, liabilities or obligations of the Trust in excess of his Capital Contribution plus his share of any Trust Estate in which such Limited Owner owns a Share and profits remaining, if any.  Except as provided in Section 8.3 hereof, each Limited Share owned by a Limited Owner shall be fully paid and no assessment shall be made against any Limited Owner.  No salary shall be paid to any Limited Owner in his capacity as a Limited Owner, nor shall any Limited Owner have a drawing account or earn interest on his Capital Contribution.  By the purchase and acceptance or other lawful delivery and acceptance of Limited Shares, each Limited Owner shall be deemed to be a beneficiary of the Trust and vested with beneficial undivided interest in the Trust to the extent of the Limited Shares owned beneficially by such Limited Owner, subject to the terms and conditions of this Trust Agreement.  The rights of Limited Owners under this Trust Agreement must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of the Depository, as provided in Section 3.4.

SECTION 8.2          Rights and Duties. The Limited Owners shall have the following rights, powers, privileges, duties and liabilities:

(a)           The Limited Owners shall have the right to obtain from the Sponsor information of all things affecting the Trust, provided that such is for a purpose reasonably related to the Limited Owner’s interest as a beneficial owner of the Trust, including, without limitation, such reports as are set forth in Article IX and the list of Participants contemplated by Section 3.3(a)(i).  In the event that the Sponsor neglects or refuses to produce or mail to a Limited Owner a copy of the list of Participants contemplated by Section 3.3(a)(i), the Sponsor shall be liable to such Limited Owner for the costs, including reasonable attorney’s fees, incurred by such Limited Owner to compel the production of such information, and for any actual damages suffered by such Limited Owner as a result of such refusal or neglect; provided, however, it shall be a defense of the Sponsor that the actual purpose of the Limited Owner’s request for such information was not reasonably related to the Limited Owner’s interest as a beneficial owner in the Trust (e.g., to secure such information in order to sell it, or to use the same for a commercial purpose unrelated to the participation of such Limited Owner in the Trust).  The foregoing rights are in addition to, and do not limit, other remedies available to Limited Owners under U.S. federal or state law.

(b)           Except for the Limited Owners’ redemption rights set forth in Article VII hereof, Limited Owners shall have the right to demand the return of their capital only upon the dissolution and winding up of the Trust and only to the extent of funds available therefor.  In no event shall a Limited Owner be entitled to demand or receive property other than cash.  No Limited Owner shall have priority over any other Limited Owner either as to the return of capital or as to profits, losses or distributions.  No Limited Owner shall have the right to bring an action for partition against the Trust.

(c)           Limited Owners holding a majority (over 50%) of the Shares (not including Shares held by the Sponsor and its Affiliates) may vote to approve on 60 days’ prior written notice, a material change in the trading policies, as set forth in the Prospectus.  Limited Owners shall have such other voting and approval rights as are set forth in the Trust Agreement, including Sections 4.10, 11.1, 13.1(a), and 13.1(e) thereof.

Except as expressly provided in this Trust Agreement, the Limited Owners shall have no voting or other rights with respect to the Trust.

SECTION 8.3          Limitation on Liability.

(a)           Except as otherwise provided under Delaware law, the Limited Owners shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of Delaware and no Limited Owner shall be liable for claims against, or debts of the Trust in excess of his Capital Contribution and his share of the applicable Trust Estate and undistributed profits.  In addition, and subject to the exceptions set forth in the immediately preceding sentence, the Trust shall not make a claim against a Limited Owner with respect to amounts distributed to such Limited Owner or amounts received by such Limited Owner upon redemption unless, under Delaware law, such Limited Owner is liable to repay such amount.

(b)           The Trust shall indemnify to the full extent permitted by law and the other provisions of this Agreement, and to the extent of the applicable Trust Estate, each Limited Owner (excluding the Sponsor to the extent of its ownership of any Limited Shares) against any claims of liability asserted against such Limited Owner solely because he is a beneficial owner of one or more Shares as a Limited Owner.

(c)           Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Sponsor on behalf of the Trust shall give notice to the effect that the same was executed or made by or on behalf of the Trust and that the obligations of such instrument are not binding upon the Limited Owners individually but are binding only upon the assets and property of the Trust, and no resort shall be had to the Limited Owners’ personal property for satisfaction of any obligation or claim thereunder, and appropriate references may be made to this Trust Agreement and may contain any further recital which the Sponsor deems appropriate, but the omission thereof shall not operate to bind the Limited Owners individually or otherwise invalidate any such note, bond, contract, instrument, certificate or undertaking.  Nothing contained in this Section 8.3 shall diminish the limitation on the liability of the Trust to the extent set forth in Section 3.7 and 3.8 hereof.

ARTICLE IX

BOOKS OF ACCOUNT AND REPORTS

SECTION 9.1          Books of Account. Proper books of account for the Trust shall be kept and shall be audited annually by an independent certified public accounting firm selected by the Sponsor in its sole discretion, and there shall be entered therein all transactions, matters and things relating to the Trust’s business as are required by the CE Act and regulations promulgated thereunder, and all other applicable rules and regulations, and as are usually entered into books of account kept by Persons engaged in a business of like character.  The books of account shall be kept at the principal office of the Trust and each Limited Owner (or any duly constituted designee of a Limited Owner) shall have, at all times during normal business hours, free access to and the right to inspect and copy the same for any purpose reasonably related to the Limited Owner’s interest as a beneficial owner of the Trust, including such access as is required under CFTC rules and regulations.  Such books of account shall be kept in accordance with the accrual method of accounting for financial accounting purposes on a Fiscal Year basis as described in Article X.

SECTION 9.2          Annual Reports and Monthly Statements. Each Limited Owner shall be furnished as of the end of each month and as of the end of each Fiscal Year with (a) such reports (in such detail) as are required to be given to Limited Owners by the CFTC and the NFA, including an annual report of the Trust containing financial statements that will be prepared by the Sponsor and audited by independent accountants designated by the Sponsor, (b) any other reports (in such detail) required to be given to Limited Owners by any other governmental authority which has jurisdiction over the activities of the Trust and (c) any other reports or information which the Sponsor, in its discretion, determines to be necessary or appropriate.

SECTION 9.3          Calculation of Net Asset Value. Net Asset Value shall be calculated at such times as the Sponsor shall determine from time to time.

SECTION 9.4          Maintenance of Records. The Sponsor shall maintain: (a) for a period of at least six Fiscal Years all books of account required by Section 9.1 hereof; a list of the names and last known address of, and number of Shares owned by, all Shareholders, a copy of the Certificate of Trust and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed; copies of the Trust’s federal, state and local income tax returns and reports, if any; and (b) for a period of at least six Fiscal Years copies of any effective written trust agreements, subscription agreements and any financial statements of the Trust.  The Sponsor may keep and maintain the books and records of the Trust in paper, magnetic, electronic or other format at the Sponsor may determine in its sole discretion, provided the Sponsor uses reasonable care to prevent the loss or destruction of such records.

SECTION 9.5          Certificate of Trust. Except as otherwise provided in the Delaware Trust Statute or this Trust Agreement, the Sponsor shall not be required to mail a copy of any Certificate of Trust filed with the Secretary of State of the State of Delaware to each Limited Owner; however, such certificates shall be maintained at the principal office of the Trust and shall be available for inspection and copying by the Limited Owners in accordance with this Trust Agreement.

ARTICLE X

FISCAL YEAR

SECTION 10.1        Fiscal Year. The Fiscal Year shall begin on the 1st day of January and end on the 31st day of December of each year.  The first Fiscal Year of the Trust shall commence on the date of filing of the Certificate of Trust and end on the 31st day of December 2007.  The Fiscal Year in which the Trust shall terminate shall end on the date of termination.

ARTICLE XI

AMENDMENT OF TRUST AGREEMENT; MEETINGS

SECTION 11.1        Amendments to the Trust Agreement.

(a)           Amendments to this Trust Agreement may be proposed by the Sponsor or by Limited Owners holding at least 10% of the Shares of the Trust. Following such proposal, the Sponsor shall submit to the Limited Owners a verbatim statement of any proposed amendment, and statements concerning the legality of such amendment and the effect of such amendment on the limited liability of the Limited Owners.  The Sponsor shall include in any such submission its recommendations as to the proposed amendment.  The solicitation shall be effected by notice to each shareholder given in the manner provided in Section 15.4.  The amendment shall become effective only upon receipt by the Trust within 60 days after notice of solicitation is effected of (i) the written approval or affirmative vote of Limited Owners holding at least a majority (over 50%) of the Shares (excluding Shares held by the Sponsor and its Affiliates) or such higher percentage as may be required by applicable law, and (ii) an opinion of independent legal counsel to the effect that the amendment is legal, valid and binding and will not adversely affect the limitations on liability of the Limited Owners as described in Section 8.3 of this Trust Agreement.  Notwithstanding the foregoing, where any action taken or authorized pursuant to any provision of this Trust Agreement requires the approval or affirmative vote of Limited Owners holding a greater interest in Limited Shares than is required to amend this Trust Agreement under this Section 11.1, and/or the approval or affirmative vote of the Sponsors, an amendment to such provision(s) shall be effective only upon the written approval or affirmative vote of the minimum number of Shareholders which would be required to take or authorize such action, or as may otherwise be required by applicable law, and upon receipt of an opinion of independent legal counsel as set forth above in this Section 11.1.  In addition, except as otherwise provided below, reduction of the capital account of any assignee or modification of the percentage of profits, losses or distributions to which an assignee is entitled hereunder shall not be affected by amendment to this Trust Agreement without such assignee’s approval.

(b)           Notwithstanding any provision to the contrary contained in Section 11.1(a) hereof, the Sponsor may, without the approval of the Limited Owners, make such amendments to this Trust Agreement which (i) are necessary to add to the representations, duties or obligations of the Sponsor or surrender any right or power granted to the Sponsor herein, for the benefit of the Limited Owners, (ii) are necessary to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or in the Prospectus, or to make any other provisions with respect to matters or questions arising under this Trust Agreement or the Prospectus which will not be inconsistent with the provisions of the Trust Agreement or the Prospectus, or (iii) the Sponsor deems advisable, provided, however, that no amendment shall be adopted pursuant to this clause (iii) unless the adoption thereof (A) is not adverse to the interests of the Limited Owners; (B) is consistent with Section 4.1 hereof; (C) does not adversely affect the limitations on liability of the Limited Owners, as described in Article VIII hereof.  Amendments to this document which adversely affect the rights of Limited Owners shall occur only upon the written approval or affirmative vote of Limited Owners holding at least a majority (over 50%) of the Shares (excluding Shares held by the Sponsor and its Affiliates) pursuant to Section 11.1(a) above.

(c)           Upon amendment of this Trust Agreement, the Certificate of Trust shall also be amended, if required by the Delaware Trust Statute, to reflect such change.

(d)           No amendment shall be made to this Trust Agreement without the consent of the Trustee if it reasonably believes that such amendment adversely affects any of the rights, duties or liabilities of the Trustee.  At the expense of the Sponsor, the Trustee shall execute and file any amendment to the Certificate of Trust if so directed by the Sponsor or if such amendment is required in the opinion of the Trustee.

(e)           The Trustee shall be under no obligation to execute any amendment to the Trust Agreement or to any agreement to which the Trust is a party until it has received an instruction letter from the Sponsor, in form and substance reasonably satisfactory to the Trustee (i) directing the Trustee to execute such amendment, (ii) representing and warranting to the Trustee that such execution is authorized and permitted by the terms of the Trust Agreement and (if applicable) such other agreement to which the Trust is a party and does not conflict with or violate any other agreement to which the Trust is a party and (iii) confirming that such execution and acts related thereto are covered by the indemnity provisions of the Trust Agreement in favor of the Trustee.

(f)            No provision of this Agreement may be amended, waived or otherwise modified orally but only by a written instrument adopted in accordance with this Section.

SECTION 11.2        Meetings of the Trust. Meetings of the Shareholders may be called by the Sponsor and will be called by it upon the written request of Limited Owners holding at least 10% of the Shares.  Such call for a meeting shall be deemed to have been made upon the receipt by the Sponsor of a written request from the requisite percentage of Limited Owners.  The Sponsor shall deposit in the United States mail, within 15 days after receipt of said request, written notice to all Shareholders thereof of the meeting and the purpose of the meeting, which shall be held on a date, not less than 30 nor more than 60 days after the date of mailing of said notice, at a reasonable time and place.  Any notice of meeting shall be accompanied by a description of the action to be taken at the meeting and an opinion of independent counsel as to the effect of such proposed action on the liability of Limited Owners for the debts of the Trust.  Shareholders may vote in person or by proxy at any such meeting.

SECTION 11.3        Action Without a Meeting. Any action required or permitted to be taken by Shareholders by vote may be taken without a meeting by written consent setting forth the actions so taken.  Such written consents shall be treated for all purposes as votes at a meeting.  If the vote or consent of any Shareholder to any action of the Trust or any Shareholder, as contemplated by this Agreement, is solicited by the Sponsor, the solicitation shall be effected by notice to each Shareholder given in the manner provided in Section 15.4.  The vote or consent of each Shareholder so solicited shall be deemed conclusively to have been cast or granted as requested in the notice of solicitation, whether or not the notice of solicitation is actually received by that Shareholder, unless the Shareholder expresses written objection to the vote or consent by notice given in the manner provided in Section 15.4 below and actually received by the Trust within 20 days after the notice of solicitation is effected.  The Sponsor and all persons dealing with the Trust shall be entitled to act in reliance on any vote or consent which is deemed cast or granted pursuant to this Section and shall be fully indemnified by the Trust in so doing.  Any action taken or omitted in reliance on any such deemed vote or consent of one or more Shareholders shall not be void or voidable by reason of timely communication made by or on behalf of all or any of such Shareholders in any manner other than as expressly provided in Section 15.4.

ARTICLE XII

TERM

SECTION 12.1        Term. The term for which the Trust is to exist shall commence on the date of the filing of the Certificate of Trust, and shall terminate pursuant to the provisions of Article XIII hereof or as otherwise provided by law.

ARTICLE XIII

TERMINATION

SECTION 13.1        Events Requiring Dissolution of the Trust. The Trust shall dissolve at any time upon the happening of any of the following events:

(a)           The filing of a certificate of dissolution or revocation of the Sponsor’s charter (and the expiration of 90 days after the date of notice to the Sponsor of revocation without a reinstatement of its charter) or upon the withdrawal, adjudication or admission of bankruptcy or insolvency of the Sponsor (each of the foregoing events an “Event of Withdrawal”) unless at the time there is at least one remaining Sponsor and that remaining Sponsor carries on the business of the Trust or (ii) within 90 days of such Event of Withdrawal all the remaining Shareholders agree in writing to continue the business of the Trust and to select, effective as of the date of such event, one or more successor Sponsors.

If the Trust is terminated as the result of an Event of Withdrawal and a failure of all remaining Shareholders to continue the business of the Trust and to appoint a successor Sponsor as provided in clause (a)(ii) above, within 120 days of such Event of Withdrawal, Limited Owners holding at least a majority (over 50%) of the Shares (not including Shares held by the Sponsor and its Affiliates) may elect to continue the business of the Trust by forming a new statutory trust (the “Reconstituted Trust”) on the same terms and provisions as set forth in this Trust Agreement (whereupon the parties hereto shall execute and deliver any documents or instruments as may be necessary to reform the Trust).  Any such election must also provide for the election of a Sponsor to the Reconstituted Trust.  If such an election is made, all Limited Owners of the Trust shall be bound thereby and continue as Limited Owners of the Reconstituted Trust.

(b)           The occurrence of any event which would make unlawful the continued existence of the Trust.

(c)           In the event of the suspension, revocation or termination of the Sponsor’s registration as a commodity pool operator under the CE Act, or membership as a commodity pool operator with the NFA (if, in either case, such registration is required under the CE Act or the rules promulgated thereunder) unless at the time there is at least one remaining Sponsor whose registration or membership has not been suspended, revoked or terminated.

(d)           The Trust becomes insolvent or bankrupt.

(e)           The Limited Owners holding at least seventy percent (70%) of the Shares (which excludes the Shares of the Sponsor) vote to dissolve the Trust, upon notice to the Sponsor not less than ninety (90) days prior to the effective date of termination.

(f)            Upon written notice to the Trustee and the Shareholders, by the Sponsor of its determination that the aggregate net assets of the Trust in relation to the operating expenses of the Trust make it unreasonable or imprudent to continue the business of the Trust, or, in the exercise of its reasonable discretion, the determination by it to dissolve the Trust because the aggregate Net Asset Value of the Trust as of the close of business on any Business Day declines below $10 million.

(g)           The Trust is required to be registered as an investment company under the Investment Company Act of 1940.

(h)           DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

(i)            The return to Subscribing Participants of the proceeds from the sale of Limited Shares and interest thereon pursuant to Section 3.2(c), due to the failure to sell the Minimum Subscription Amount during the Initial Offering Period.

The death, legal disability, bankruptcy, insolvency, dissolution, or withdrawal of any Limited Owner (as long as such Limited Owner is not the sole Limited Owner of the Trust) shall not result in the termination of the Trust, and such Limited Owner, his estate, custodian or personal representative shall have no right to withdraw or value such Limited Owner’s Shares.  Each Limited Owner (and any assignee thereof) expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting or appraisal of the assets of the Trust and any right to an audit or examination of the books of the Trust, except for such rights as are set forth in Article IX hereof.

SECTION 13.2        Distributions on Dissolution. Upon the dissolution of the Trust, the Sponsor (or in the event there is no Sponsor, such person (the “Liquidating Trustee”) as the majority in interest of the Limited Owners may propose and approve) shall take full charge of the Trust Estate.  Any Liquidating Trustee so appointed shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the Sponsor under the terms of this Trust Agreement, subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, and provided that the Liquidating Trustee shall not have general liability for the acts, omissions, obligations and expenses of the Trust.  Thereafter, in accordance with Section 3808(e) of the Delaware Trust Statute, the business and affairs of the Trust shall be wound up and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order of priority: (a) to the expenses of liquidation and termination and to creditors, including Shareholders who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Trust (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for distributions to Shareholders, and (b) to the Sponsor and each Limited Owner pro rata in accordance with his positive book capital account balance, less any amount owing by such Shareholder.

SECTION 13.3        Termination; Certificate of Cancellation. Following the dissolution and distribution of the assets of the Trust, the Trust shall terminate and Sponsor or Liquidating Trustee, as the case may be, shall instruct the Trustee to execute and cause such certificate of cancellation of the Certificate of Trust pursuant to Section 3810(d) to be filed in accordance with the Delaware Trust Statute.  Notwithstanding anything to the contrary contained in this Trust Agreement, the existence of the Trust as a separate legal entity shall continue until the filing of such certificate of cancellation.

ARTICLE XIV

POWER OF ATTORNEY

SECTION 14.1        Power of Attorney Executed Concurrently. Concurrently with the written acceptance and adoption of the provisions of this Trust Agreement, each Limited Owner shall execute and deliver to the Sponsor a Power of Attorney as part of the Purchase Order Subscription Agreement, or in such other form as may be prescribed by the Sponsor.  Each Limited Owner, by its execution and delivery hereof, irrevocably constitutes and appoints the Sponsor and its officers and directors, with full power of substitution, as the true and lawful attorney-in-fact and agent for such Limited Owner with full power and authority to act in his name and on his behalf in the execution, acknowledgment, filing and publishing of Trust documents, including, but not limited to, the following:

(a)           Any certificates and other instruments, including but not limited to, any applications for authority to do business and amendments thereto, which the Sponsor deems appropriate to qualify or continue the Trust as a business or statutory trust in the jurisdictions in which the Trust may conduct business, so long as such qualifications and continuations are in accordance with the terms of this Trust Agreement or any amendment hereto, or which may be required to be filed by the Trust or the Shareholders under the laws of any jurisdiction;

(b)           Any instrument which may be required to be filed by the Trust under the laws of any state or by any governmental agency, or which the Sponsor deems advisable to file; and

(c)           This Trust Agreement and any documents which may be required to effect an amendment to this Trust Agreement approved under the terms of the Trust Agreement, and the continuation of the Trust, the admission of the signer of the Power of Attorney as a Limited Owner or of others as additional or substituted Limited Owners, or the termination of the Trust, provided such continuation, admission or termination is in accordance with the terms of this Trust Agreement.

SECTION 14.2        Effect of Power of Attorney. The Power of Attorney concurrently granted by each Limited Owner to the Sponsor:

(a)           Is a special, irrevocable Power of Attorney coupled with an interest, and shall survive and not be affected by the death, disability, dissolution, liquidation, termination or incapacity of the Limited Owner;

(b)           May be exercised by the Sponsor for each Limited Owner by a facsimile signature of one of its officers or by a single signature of one of its officers acting as attorney-in-fact for all of them; and

(c)           Shall survive the delivery of an assignment by a Limited Owner of the whole or any portion of his Limited Shares; except that where the assignee thereof has been approved by the Sponsor for admission to the Trust as a substituted Limited Owner, the Power of Attorney of the assignor shall survive the delivery of such assignment for the sole purpose of enabling the Sponsor to execute, acknowledge and file any instrument necessary to effect such substitution.

Each Limited Owner agrees to be bound by any representations made by the Sponsor and by any successor thereto, determined to be acting in good faith pursuant to such Power of Attorney and not constituting negligence or misconduct.

SECTION 14.3        Limitation on Power of Attorney. The Power of Attorney concurrently granted by each Limited Owner to the Sponsor shall not authorize the Sponsor to act on behalf of Limited Owners in any situation in which this Trust Agreement requires the approval of Limited Owners unless such approval has been obtained as required by this Trust Agreement.  In the event of any conflict between this Trust Agreement and any instruments filed by the Sponsor pursuant to this Power of Attorney, this Trust Agreement shall control.

ARTICLE XV

MISCELLANEOUS

SECTION 15.1        Governing Law. The validity and construction of this Trust Agreement and all amendments hereto shall be governed by the laws of the State of Delaware, and the rights of all parties hereto and the effect of every provision hereof shall be subject to and construed according to the laws of the State of Delaware without regard to the conflict of laws provisions thereof; provided, however, that the parties hereto intend that the provisions hereof shall control over any contrary or limiting statutory or common law of the State of Delaware (other than the Delaware Trust Statute) and that, to the maximum extent permitted by applicable law, there shall not be applicable to the Trust, the Trustee, the Sponsor, the Shareholders or this Trust Agreement any provision of the laws (statutory or common) of the State of Delaware (other than the Delaware Trust Statute) pertaining to trusts which relate to or regulate in a manner inconsistent with the terms hereof: (a) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (b) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (c) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (d) fees or other sums payable to trustees, officers, agents or employees of a trust, (e) the allocation of receipts and expenditures to income or principal, (f) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding or investing of trust assets, or (g) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees or managers that are inconsistent with the limitations on liability or authorities and powers of the Trustee or the Sponsor set forth or referenced in this Trust Agreement.  Section 3540 of Title 12 of the Delaware Code shall not apply to the Trust.  The Trust shall be of the type commonly called a “statutory trust,” and without limiting the provisions hereof, as determined from time to time by the Sponsor, the Trust may exercise all powers that are ordinarily exercised by such a trust under Delaware law.  The Trust specifically reserves the right to exercise any of the powers or privileges afforded to statutory trusts and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

SECTION 15.2        Provisions In Conflict With Law or Regulations.

(a)           The provisions of this Trust Agreement are severable, and if the Sponsor shall determine, with the advice of counsel, that any one or more of such provisions (the “Conflicting Provisions”) are in conflict with the Code, the Delaware Trust Statute or other applicable U.S. federal or state laws, the Conflicting Provisions shall be deemed never to have constituted a part of this Trust Agreement, even without any amendment of this Trust Agreement pursuant to this Trust Agreement; provided, however, that such determination by the Sponsor shall not affect or impair any of the remaining provisions of this Trust Agreement or render invalid or improper any action taken or omitted prior to such determination.  No Sponsor or Trustee shall be liable for making or failing to make such a determination.

(b)           If any provision of this Trust Agreement shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Trust Agreement in any jurisdiction.

SECTION 15.3        Construction. In this Trust Agreement, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders.  The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of this Trust Agreement.

SECTION 15.4        Notices. All notices or communications under this Trust Agreement (other than requests for redemption of Shares, notices of assignment, transfer, pledge or encumbrance of Shares, and reports and notices by the Sponsor to the Limited Owners) shall be in writing and shall be effective upon personal delivery, or if sent by mail, postage prepaid, or if sent electronically, by facsimile or by overnight courier; and addressed, in each such case, to the address set forth in the books and records of the Trust or such other address as may be specified in writing, of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail, upon transmission and electronic confirmation thereof or upon deposit with a representative of an overnight courier, as the case may be. Requests for redemption, notices of assignment, transfer, pledge or encumbrance of Shares shall be effective upon timely receipt by the Sponsor in writing.

SECTION 15.5        Counterparts. This Trust Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all the parties are not signatory to the original or the same counterpart.

SECTION 15.6        Binding Nature of Trust Agreement. The terms and provisions of this Trust Agreement shall be binding upon and inure to the benefit of the heirs, custodians, executors, estates, administrators, personal representatives, successors and permitted assigns of the respective Shareholders. For purposes of determining the rights of any Shareholder or assignee hereunder, the Trust and the Sponsor may rely upon the Trust records as to who are Shareholders and permitted assignees, and all Shareholders and assignees agree that the Trust and the Sponsor, in determining such rights, shall rely on such records and that Limited Owners and assignees shall be bound by such determination.

SECTION 15.7        No Legal Title to Trust Estate. Subject to the provisions of Section 1.8 in the case of the Sponsor, the Shareholders shall not have legal title to any part of the Trust Estate.

SECTION 15.8        Creditors. No creditors of any Shareholders shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to the Trust Estate.

SECTION 15.9        Integration. This Trust Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

SECTION 15.10      Goodwill; Use of Name. No value shall be placed on the name or goodwill of the Trust, which shall belong exclusively to XShares Advisors LLC.

IN WITNESS WHEREOF, the undersigned have duly executed this Declaration of Trust and Trust Agreement as of the day and year first above written.

WILMINGTON TRUST
COMPANY,
as Trustee

By:
Name:
Title:

XSHARES ADVISORS LLC,
as Sponsor

By:
Name:
Title:

All Limited Owners now and hereafter admitted as Limited Owners of the Trust and reflected in the records maintained by the Depository, the DTC Participants or the Indirect Participants, as the case may be, as Limited Owners from time to time, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to, the Sponsor by each of the Limited Owners

By:	XSHARES ADVISORS LLC,
as attorney-in-fact

By:
Name:
Title:

EXHIBIT A

CERTIFICATE OF TRUST

OF

AIRSHARESTM EU CARBON ALLOWANCES FUND

THIS Certificate of Trust of AirSharesTM EU Carbon Allowances Fund (the “Trust”) is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the “Act”).

1. Name. The name of the statutory trust formed by this Certificate of Trust is AirSharesTM EU Carbon Allowances Fund.

2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are Wilmington Trust Company, 1100 North Market Street, Wilmington, DE 19890.

3. Effective Date. This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

WILMINGTON TRUST
COMPANY, not in its individual
capacity but solely as Trustee

By:
Name:
Title:

EXHIBIT B

FORM OF GLOBAL CERTIFICATE

CERTIFICATE OF BENEFICIAL INTEREST

-Evidencing-

All Limited Shares

-in-

AIRSHARESTM EU CARBON ALLOWANCES FUND

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

This is to certify that CEDE & CO. is the owner and registered holder of this Certificate evidencing the ownership of all issued and outstanding Limited Shares (“Shares”), each of which represents a fractional undivided Share of beneficial interest in AirSharesTM EU Carbon Allowances Fund (the “Trust”), a Delaware statutory trust formed under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) pursuant to a Certificate of Trust, dated as of and filed in the offices of the Secretary of State of the State of Delaware on August 13, 2007, and an Amended and Restated Declaration of Trust and Trust Agreement, dated as of August       , 2007, by and among XShares Advisors LLC, a Delaware limited liability company, as Sponsor, Wilmington Trust Company, a Delaware banking corporation, as trustee, and the Shareholders from time to time thereunder (hereinafter called the “Trust Agreement”), copies of which are available at the principal offices of the Trust.

At any given time this Certificate shall represent all Limited Shares of beneficial interest in the Trust, which shall be the total number of Limited Shares that are outstanding at such time.  The Trust Agreement provides for the deposit of cash with the

Trust from time to time and the issuance by the Trust of additional Creation Baskets representing the undivided Limited Shares of beneficial interest in the assets of the Trust.  At the request of the registered holder this Certificate may be exchanged for one or more Certificates issued to the registered holder in such denominations as the registered holder may request, provided, however, that, in the aggregate, the Certificates issued to the registered holder hereof shall represent all Shares outstanding at any given time.

Each Participant hereby grants and conveys all of its rights, title and interest in and to the Trust to the extent of the undivided interest represented hereby to the registered holder of this Certificate subject to and in pursuance of the Trust Agreement, all the terms, conditions and covenants of which are incorporated herein as if fully set forth at length.

The registered holder of this Certificate is entitled at any time upon tender of this Certificate to the Trust, endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form, at its principal office in the State of New York and, upon payment of any tax or other governmental charges, to receive at the time and in the manner provided in the Trust Agreement, such holder’s ratable portion of the assets of the Trust for each Redemption Basket tendered and evidenced by this Certificate.

The holder of this Certificate, by virtue of the purchase and acceptance hereof, assents to and shall be bound by the terms of the Trust Agreement, copies of which are on file and available for inspection at reasonable times during business hours at the principal office of the Trust, to which reference is made for all the terms, conditions and covenants thereof.

The Trust may deem and treat the person in whose name this Certificate is registered upon the books of the Trust as the owner hereof for all purposes and the Trust shall not be affected by any notice to the contrary.

The Trust Agreement permits, with certain exceptions as therein provided, the amendment thereof, by the Sponsor with the consent of the Limited Owners holding Shares (excluding Shares held by the Sponsor and its Affiliates) equal to at least a majority (over 50%) of the net asset value of the Shares or such higher percentage as may be required by applicable law, and upon receipt of an opinion of independent legal counsel to the effect that the amendment is legal, valid and binding and will not adversely affect the limitations on liability of the Limited Owners; provided, however that the Sponsor may, without the approval of the Limited Owners, make such amendments to the Trust Agreement which (i) are necessary to add to the representations, duties or obligations of the Sponsor or surrender any right or power granted to the Sponsor in the Trust Agreement, for the benefit of the Limited Owners, (ii) are necessary to cure any ambiguity, to correct or supplement any provision in the Trust Agreement which may be inconsistent with any other provision in the Trust Agreement or in the Prospectus, or to make any other provisions with respect to matters or questions arising under the Trust Agreement or the Prospectus which will not be inconsistent with the provisions of the

Trust Agreement or the Prospectus, or (iii) the Sponsor deems advisable, provided, however, that no amendment shall be adopted pursuant to clause (iii) unless the adoption thereof (A) is not adverse to the interests of the Limited Owners; (B) is consistent with Sponsor’s control of and power to conduct the business of the Trust; and (C) does not affect the allocation of profits and losses among the Limited Owners or between the Limited Owners and the Sponsor.  Any such consent or waiver by the holder of Shares shall be conclusive and binding upon such holder of Shares and upon all future holders of Shares, and shall be binding upon any Shares, whether evidenced by a Certificate or held in uncertificated form, issued upon the registration or transfer hereof whether or not notation of such consent or waiver is made upon this Certificate and whether or not the Shares evidenced hereby are at such time in uncertificated form.  The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of any holders of Shares.

The Trust Agreement, and this Certificate, are executed and delivered by XShares Advisors LLC, as Sponsor, in the exercise of the powers and authority conferred and vested in it by the Trust Agreement.  The representations, undertakings and agreements made on the part of the Trust in the Trust Agreement or this Certificate are made and intended not as personal representations, undertakings and agreements by XShares Advisors LLC, but are made and intended for the purpose of binding only the Trust.  Nothing in the Agreement or this Certificate shall be construed as creating any liability on XShares Advisors LLC, individually or personally, to fulfill any representation, undertaking or agreement other than as provided in the Trust Agreement or this Certificate.

This Certificate shall not become valid or binding for any purpose until properly executed by the Sponsor pursuant to the Trust Agreement.

Terms not defined herein have the same meaning as in the Trust Agreement.

IN WITNESS WHEREOF, XShares Advisors LLC, as Sponsor, has caused this Certificate to be executed in its name by the manual or facsimile signature of one of its Authorized Officers.

XShares Advisors LLC,
as Sponsor

By:
Authorized Officer

Date: , 2007

EXHIBIT C

FORM OF PARTICIPANT AGREEMENT